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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We have issued our report dated February 14, 1996 accompanying the consolidated financial statements of Equity Residential Properties Trust for the year ended December 31, 1995. We consent to the incorporation by reference of the above report in the Registration Statement of Equity Residential Properties Trust on Form S-4, and to the use of our name as it appears under the caption "Experts."


Chicago, Illinois                                       /s/ Grant Thornton LLP
September 4, 1998